BUZZFEED, INC. FIRST QUARTER 2024 FINANCIAL RESULTS IN LINE WITH MARCH OUTLOOK
Company Completes Transformation to O&O-Led Platform
Flagship BuzzFeed Properties Show Early Momentum with 3% Growth In Direct Traffic Versus Q4
NEW YORK – May 13, 2024 – BuzzFeed, Inc1.’s (Nasdaq: BZFD) reported first quarter (ended March 31, 2024) financial results in line with the company’s outlook shared on March 25, 2024.
“We closed the first quarter of 2024 with exciting momentum in our business, completing the biggest step in our transformation, which was to refocus the company on our owned and operated sites and apps, and away from the platform-dependent model of distribution,” said Jonah Peretti, BuzzFeed Founder & CEO. “Today, our direct audience is our largest source of traffic to BuzzFeed’s websites and apps, and this audience is growing, which represents a huge opportunity for us to drive deeper engagement with several new content initiatives in our pipeline.”
Peretti continued, “Our flagship BuzzFeed brand continues to lead digital media in time spent. We’re poised to further extend this leadership with the integration of AI, driving both creative storytelling and the evolution of our business.”
First Quarter 2024 Financial and Operational Highlights for Continuing Operations (excluding Complex)2
●BuzzFeed delivered Q1 revenues of $44.8 million, declining 18% compared to the first quarter of 2023
○Advertising revenue declined 22% year-over-year to $21.4 million
○Content revenue declined 19% year-over-year to $13.1 million
○Commerce and other revenues declined 9% year-over-year to $10.2 million
●Net loss from continuing operations was $(26.6) million, compared to a net loss from continuing operations of $(29.4) million in the first quarter of 2023
●Adjusted EBITDA3 loss was $(11.3) million, compared to Adjusted EBITDA loss of $(18.1) million in the first quarter of 2023, an improvement of approximately $7 million
●Time Spent4 declined 16% year-over-year to 67 million hours
First Quarter 2024 Business and Content Highlights
●Programmatic advertising revenues grew year-over-year across the BuzzFeed and HuffPost websites and apps for the third consecutive quarter
●Direct traffic referrals are our largest source of traffic: in Q1, 90% of audience time spent with our content was on our owned and operated properties
1 “BuzzFeed” or the “Company.”
2 The Company determined the assets of Complex Networks, excluding the First We Feast brand, met the classification for “held for sale.” Additionally, the Company concluded the disposal, which occurred on February 21, 2024, represented a strategic shift that had a major effect on our operations and financial results. As such, the historical financial results of Complex Networks have been reflected as discontinued operations in our condensed consolidated financial statements. Amounts presented throughout this press release are on a continuing operations basis (i.e., excluding Complex Networks).
3 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP results.
4 Excludes Complex Networks and First We Feast; see definition of “Time Spent” below.

●We are starting to see that audience grow: in Q1, direct traffic across the BuzzFeed web and app properties increased 3% versus Q4
●Engagement deepened among our most loyal audience, with the number of pageviews per site visitor growing for four consecutive months since December 2023
●Our new AI Content Generator, Make Your Own Emoji, skyrocketed to the top 10 most engaged BuzzFeed posts of all time
Second Quarter 2024 Financial Outlook
●We expect overall revenues in the range of $44 to $49 million, or approximately 21% to 30% lower than second quarter of 2023
●We expect Adjusted EBITDA3 in the range of $(4) million in losses to $1 million in profits, approximately flat year-over-year at the midpoint
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
Please see “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such a measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our first quarter 2024 results today, May 13, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 10 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of Time Spent is also set forth below.
●Advertising revenues are primarily generated from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content and content licensing. Revenues for film and TV projects are also included here.

●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content in the U.S. across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities. Time Spent presented above excludes time spent on Complex Networks, as Complex Networks is presented as a discontinued operation within our condensed consolidated financial statements. Time Spent on Complex Networks, as reported by Comscore, was approximately 10.0 million and 28.7 million hours for the three months ended March 31, 2024 and 2023, respectively (through the date of disposition, February 21, 2024, for the three months ended March 31, 2024). Time Spent on Complex Networks, as reported by Comscore, previously included Time Spent on First We Feast, as First We Feast was historically under the Complex Networks’ measurement portfolio of Comscore. However, the historical Time Spent on First We Feast cannot be reasonably bifurcated from Time Spent on Complex Networks. Accordingly, for comparability of Time Spent, we have excluded Time Spent on First We Feast from our measure of Time Spent for all periods presented above and for future reporting of Time Spent.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss from continuing operations, excluding the impact of net loss attributable to noncontrolling interests, income tax provision, interest expense, net, other expense (income), net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.

Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q2 2024) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, (some of which are beyond our control) uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; current global supply chain disruptions; potential government shutdowns or a failure to raise the U.S. federal debt ceiling or to fund the federal government; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the United States and China; the inflationary environment; high unemployment; high interest rates, currency fluctuations; and the competitive labor market; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to settle conversions of our unsecured convertible notes, repurchase the notes upon a fundamental change such as the delisting of our Class A common stock or repay the notes in cash at their maturity any restrictions imposed by, or commitments under, the indenture governing our unsecured notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets or brands we sell or in integrating and supporting the companies we acquire; (9) technological developments including artificial intelligence; (10) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (11) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (12) the security of our information technology systems or data; (13) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (14) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (15) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contacts
Media Contact
Juliana Clifton, BuzzFeed: juliana.clifton@buzzfeed.com
Investor Relations Contact
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended March 31,		% Change
	2024	2023
Advertising	$21,423	$27,393	(22)%
Content	13,107	16,251	(19)%
Commerce and other	10,225	11,263	(9)%
Total revenue	$44,755	$54,907	(18)%
Loss from continuing operations	$(20,813)	$(24,480)	15%
Net loss from continuing operations	$(26,569)	$(29,392)	10%
Adjusted EBITDA	$(11,264)	$(18,089)	38%

BUZZFEED, INC.
Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$44,457	$35,637
Restricted cash	17,050	—
Accounts receivable (net of allowance for doubtful accounts of $1,351 as at March 31, 2024 and $1,424 as at December 31, 2023)	50,982	75,692
Prepaid expenses and other current assets	20,424	21,460
Current assets of discontinued operations	—	—
Total current assets	132,913	132,789
Property and equipment, net	10,324	11,856
Right-of-use assets	42,430	46,715
Capitalized software costs, net	22,142	22,292
Intangible assets, net	25,801	26,665
Goodwill	57,562	57,562
Prepaid expenses and other assets	7,865	9,508
Noncurrent assets of discontinued operations	—	104,089
Total assets	$299,037	$411,476

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$22,544	$46,378
Accrued expenses	16,532	15,515
Deferred revenue	2,401	1,895
Accrued compensation	19,002	12,970
Current lease liabilities	22,476	21,659
Current debt	100,435	124,977
Other current liabilities	6,347	4,401
Current liabilities of discontinued operations	—	—
Total current liabilities	189,737	227,795
Noncurrent lease liabilities	31,858	37,820
Debt	—	33,837
Warrant liabilities	442	406
Other liabilities	1,160	435
Noncurrent liabilities of discontinued operations	—	—
Total liabilities	223,197	300,293

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 35,079 and 35,035 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,368 and 1,368 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	723,868	723,092
Accumulated deficit	(647,497)	(611,768)
Accumulated other comprehensive loss	(2,677)	(2,500)
Total BuzzFeed, Inc. stockholders’ equity	73,698	108,828
Noncontrolling interests	2,142	2,355
Total stockholders’ equity	75,840	111,183
Total liabilities and stockholders’ equity	$299,037	$411,476

BUZZFEED, INC.
Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$44,755	$54,907
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	31,063	37,237
Sales and marketing	9,145	11,908
General and administrative	16,249	21,410
Research and development	3,230	3,128
Depreciation and amortization	5,881	5,704
Total costs and expenses	65,568	79,387
Loss from continuing operations	(20,813)	(24,480)
Other (expense) income, net	(556)	620
Interest expense, net	(4,481)	(3,787)
Change in fair value of warrant liabilities	(37)	(593)
Change in fair value of derivative liability	—	(1,005)
Loss from continuing operations before income taxes	(25,887)	(29,245)
Income tax provision	682	147
Net loss from continuing operations	(26,569)	(29,392)
Net loss from discontinued operations, net of tax	(9,213)	(6,869)
Net loss	(35,782)	(36,261)
Less: net loss attributable to noncontrolling interests	(53)	(260)
Net loss attributable to BuzzFeed, Inc.	$(35,729)	$(36,001)
Net loss from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(26,516)	$(29,132)
Net loss per Class A and Class B common share:
Basic and diluted	$(0.72)	$(0.83)
Weighted average common shares outstanding:
Basic and diluted	36,578	35,176

BUZZFEED, INC.
Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net (loss)	$(35,782)	$(36,261)
Less: net (loss) from discontinued operations, net of tax	9,213	6,869
Net loss from continuing operations	(26,569)	(29,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,881	5,704
Unrealized gain on foreign currency	(46)	(958)
Stock based compensation	752	687
Change in fair value of warrants	37	593
Change in fair value of derivative liability	—	1,005
Amortization of debt discount and deferred issuance costs	1,226	1,064
Deferred income tax	493	(21)
Provision for doubtful accounts	(74)	223
Gain on disposition of assets	—	(175)
Non-cash lease expense	4,261	5,034
Changes in operating assets and liabilities:
Accounts receivable	26,101	43,837
Prepaid expenses and other current assets and prepaid expenses and other assets	1,037	1,979
Accounts payable	(23,123)	(95)
Accrued compensation	6,062	(12,772)
Accrued expenses, other current liabilities and other liabilities	3,315	(5,183)
Lease liabilities	(5,116)	(5,862)
Deferred revenue	505	(2,395)
Cash used in (provided by) operating activities from continuing operations	(5,258)	3,273
Cash used in operating activities from discontinued operations	(8,041)	(3,452)
Cash used in operating activities	(13,299)	(179)

Investing activities:
Capital expenditures	(88)	(402)
Capitalization of internal-use software	(3,330)	(3,974)
Proceeds from sale of asset	—	175
Cash used in investing activities from continuing operations	(3,418)	(4,201)
Cash provided by investing activities from discontinued operations	108,575	—
Cash provided by (used in) investing activities	105,157	(4,201)

Financing activities:
Proceeds from exercise of stock options	—	29
Payment for shares withheld for employee taxes	—	(193)
Payments on Revolving Credit Facility	(33,837)	(1,317)
Payment on Convertible Notes	(30,900)	—
Payment of early termination fee for Revolving Credit Facility	(500)	—
Payment of deferred issuance costs	(591)	—
Cash used in financing activities	(65,828)	(1,481)
Effect of currency translation on cash and cash equivalents	(160)	34
Net increase (decrease) in cash and cash equivalents	25,870	(5,827)
Cash and cash equivalents and restricted cash at beginning of period	35,637	55,774
Cash and cash equivalents and restricted cash at end of period	$61,507	$49,947

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended March 31,
	2024	2023
Net loss from continuing operations	$(26,569)	$(29,392)
Income tax provision	682	147
Interest expense, net	4,481	3,787
Other expense (income), net	556	(620)
Depreciation and amortization	5,881	5,704
Stock-based compensation	752	687
Change in fair value of warrant liabilities	37	593
Change in fair value of derivative liability	—	1,005
Restructuring[1]	2,916	—
Adjusted EBITDA	$(11,264)	$(18,089)
Adjusted EBITDA margin	(25.2)%	(32.9)%
Net loss from continuing operations as a percentage of revenue[2]	(59.4)%	(53.5)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Net loss from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.